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                                                                     Exhibit 4.1


         FOURTH SUPPLEMENTAL INDENTURE, dated as of March 27, 2002 (the "FOURTH SUPPLEMENTAL INDENTURE"), among HEAFNER TIRE GROUP, INC., a Delaware corporation (successor to The J.H. Heafner Company, Inc.) (the "COMPANY"), the Subsidiary Guarantors party hereto (the "SUBSIDIARY GUARANTORS"), and FIRST UNION NATIONAL BANK, as Trustee (the "TRUSTEE"), under the Indenture referred to below.
         ----------------------------------------------------------------------


                  The Company, the Subsidiary Guarantors and the Trustee are parties to an Indenture, dated as of December 1, 1998, as supplemented by the First Supplemental Indenture dated as of February 22, 1999, the Second Supplemental Indenture dated as of May 14, 1999, and the Third Supplemental Indenture, dated as of May 25, 2000 (as so supplemented, the "INDENTURE"), providing, among other things, for the authentication, delivery and administration of the Company's 10% Senior Notes Due 2008, Series D (the "SECURITIES").

                  Pursuant to an Offer to Purchase and Consent Solicitation Statement dated February 5, 2002, as amended by an Amended Offer to Purchase and Consent Solicitation Statement dated March 11, 2002 (as further amended or supplemented, the "TENDER OFFER AND CONSENT SOLICITATION"), the Company has proposed certain amendments (the "PROPOSED AMENDMENTS") to the Indenture.

                  Pursuant to Section 9.02 of the Indenture, the Holders (as defined in the Indenture) of at least a majority in principal amount of the outstanding Securities have approved such Proposed Amendments as described in this Fourth Supplemental Indenture.

                  The Company has directed the Trustee to execute and deliver this Fourth Supplemental Indenture in accordance with the terms of the Indenture.

                  In consideration of the foregoing premises, the parties mutually agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Securities:

                                    ARTICLE I
                                   DEFINITIONS

                  SECTION 1.1 DEFINED TERMS. As used in this Fourth Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined, except that, unless otherwise stated, the term "Holders" in this Fourth Supplemental Indenture shall refer to the term "Holders" as defined in the Indenture and the Trustee acting on behalf or for the benefit of such Holders. The words "herein," "hereof" and "hereby" and other words of similar import used in this Fourth Supplemental Indenture refer to this Fourth Supplemental Indenture as a whole and not to any particular section hereof.


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                                   ARTICLE II
                             AMENDMENTS TO INDENTURE

                  SECTION 2.1 AMENDMENTS TO INDENTURE. The Indenture is hereby amended as follows:

         a)       The following definition is added to Section 1.01 of the
                  Indenture:

                  "Limited Vendor Financing" means Vendor Financing which constitutes Indebtedness, or is secured by a Lien (to the extent of the fair value of the property subject to the Lien), or both."

         b) The definition of "Vendor Financing" in Section 1.01 of the Indenture is deleted in its entirety and replaced with the following:

                  "Vendor Financing" means Indebtedness and other obligations (including trade accounts payable) Incurred to finance the cost to acquire inventory to the extent such Indebtedness and other obligations are Incurred to and held by the supplier of such inventory.

         c)       Clause (f) of the definition of "Permitted Liens" in Section
                  1.01 of the Indenture is deleted in its entirety and replaced with the following:

                  "(f) Liens securing Indebtedness Incurred to finance the construction, purchase or lease of, or repairs, improvements or additions to, property of such Person, and Liens securing Vendor Financing; PROVIDED, HOWEVER, that the Lien may not extend to any other property (other than improvements thereon) owned by such Person or any of its Subsidiaries at the time the Lien is Incurred, and the Indebtedness or Vendor Financing (other than any interest thereon) secured by the Lien may not be Incurred more than 180 days after the later of the acquisition, completion of construction, repair, improvement, addition or commencement of full operation of the property subject to the Lien; and PROVIDED, FURTHER, that the aggregate amount of Vendor Financing at any time outstanding secured by Liens pursuant to this clause (f) (to the extent of the fair value of the inventory securing any such Vendor Financing) shall not exceed the sum of (x) the amount of Limited Vendor Financing, and Refinancing Indebtedness in respect thereof, outstanding immediately after giving effect to the Fourth Supplemental Indenture hereto, dated as of March __, 2002, and the consummation at or about that time of the transactions entered into by the Company in connection therewith, PLUS (y) $30 million; ".

         d) Section 4.03(b)(4) of the Indenture is deleted in its entirety and replaced with the following:

                  "(4) Vendor Financing, and Refinancing Indebtedness in respect thereof, in an aggregate amount which does not exceed, when taken together with all other



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                  Indebtedness Incurred pursuant to this clause (4) and then outstanding, the sum of (x) the amount of Limited Vendor Financing, and Refinancing Indebtedness in respect thereof, outstanding immediately after giving effect to the Fourth Supplemental Indenture hereto, dated as of March __, 2002, and the consummation at or about that time of the transactions entered into by the Company in connection therewith, PLUS (y) $30 million;".

         e) Section 4.03(b)(5) of the Indenture is deleted in its entirety and replaced with the following:

                  "(5) Attributable Debt in respect of Sale/Leaseback Transactions, and Refinancing Indebtedness in respect thereof, in an aggregate amount which does not exceed, when taken together with all other Indebtedness Incurred pursuant to this clause (5) and then outstanding, the sum of (x) the amount of Attributable Debt in respect of Sale/Leaseback Transactions, and Refinancing Indebtedness in respect thereof, outstanding immediately after giving effect to the Fourth Supplemental Indenture hereto, dated as of March __, 2002, and the consummation at or about that time of the transactions entered into by the Company in connection therewith, PLUS (y) $5 million; PROVIDED that such Sale/Leaseback Transactions comply with Section 4.11;".

         f) Section 4.03(b)(11) of the Indenture is deleted in its entirety and replaced with the following:

                  "(11) Indebtedness of the Company in an aggregate principal amount which, together with all other Indebtedness of the Company outstanding on the date of such Incurrence (other than Indebtedness permitted by Section 4.03(b)(1) through (10) or
                  Section 4.03(a)), does not exceed $25 million.".

                  SECTION 2.2 NOTIFICATION TO HOLDERS. The Company shall notify the Holders in accordance with Section 9.02 of the Indenture of the execution of this Fourth Supplemental Indenture. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of this Fourth Supplemental Indenture.

                  SECTION 2.3 RECEIPT BY TRUSTEE. In accordance with Sections
9.06 and 11.04 of the Indenture, the parties acknowledge that the Trustee has received an Officers' Certificate and Opinion of Counsel as conclusive evidence that this Fourth Supplemental Indenture complies with the applicable requirements of the Indenture.

                                   ARTICLE III
                                  MISCELLANEOUS

                  SECTION 3.1 PARTIES. Nothing expressed or mentioned herein is intended or shall be construed to give any Person, firm or corporation, other than the Holders and the Trustee, any legal or equitable right, remedy or claim under or in respect of this Fourth Supplemental Indenture or the Indenture or any provision herein or therein contained.




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                  SECTION 3.2 GOVERNING LAW. This Fourth Supplemental Indenture
shall be governed by the laws of the State of New York, but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

                  SECTION 3.3 SEVERABILITY CLAUSE. In case any provision in this Fourth Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

                  SECTION 3.4 RATIFICATION OF INDENTURE; FOURTH SUPPLEMENTAL INDENTURE PART OF INDENTURE. Except as expressly supplemented hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Fourth Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby. The Trustee makes no representation or warranty as to the validity or sufficiency of this Fourth Supplemental Indenture.

                  SECTION 3.5 CONDITION TO OPERATIVE EFFECT. For purposes of Sections 9.02 and 9.04 of the Indenture only, this Fourth Supplemental Indenture shall have operative effect upon execution hereof by the Trustee, the Company and the Subsidiary Guarantors. For all other purposes, including Section 2.1 hereof, the operative effect of this Fourth Supplemental Indenture is conditioned upon the occurrence of the consummation of the Amended Offer and Solicitation (each as defined in the Tender Offer and Consent Solicitation).

                  SECTION 3.6 COUNTERPARTS. The parties hereto may sign one or more copies of this Fourth Supplemental Indenture in counterparts, all of which together shall constitute one and the same agreement.

                  SECTION 3.7 HEADINGS. The headings of the Articles and the sections in this Fourth Supplemental Indenture are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.



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                  IN WITNESS WHEREOF, the parties hereto have caused this Fourth
Supplemental Indenture to be duly executed as of the date first above written.

                                       HEAFNER TIRE GROUP, INC.


                                       By: /s/ Richard P. Johnson
                                           -------------------------------------
                                           Name:  Richard P. Johnson
                                           Title: President & CEO

                                       THE SPEED MERCHANT, INC.,
                                         as a Subsidiary Guarantor



                                       By: /s/ Richard P. Johnson
                                           -------------------------------------
                                           Name:  Richard P. Johnson
                                           Title: Chairman



                                       By: /s/ W.E. Berry
                                           -------------------------------------
                                           Name:  William E. Berry
                                           Title: Vice-President



                                       T.O. HAAS HOLDING CO., INC.,
                                          as a Subsidiary Guarantor



                                       By: /s/ Richard P. Johnson
                                           -------------------------------------
                                           Name:  Richard P. Johnson
                                           Title: Chairman


                                       T.O. HAAS TIRE COMPANY, INC. ,
                                         as a Subsidiary Guarantor



                                       By: /s/ Richard P. Johnson
                                           -------------------------------------
                                           Name:  Richard P. Johnson
                                           Title: Chairman



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                                       CALIFORNIA TIRE COMPANY,
                                         as a Subsidiary Guarantor


                                       By: /s/ Richard P. Johnson
                                           -------------------------------------
                                           Name:  Richard P. Johnson
                                           Title: Chairman



                                       By: /s/ W.E. Berry
                                           -------------------------------------
                                           Name:  William E. Berry
                                           Title: Vice-President



                                       FIRST UNION NATIONAL BANK,
                                          as Trustee



                                       By: /s/ Shawn K. Bednasek
                                           -------------------------------------
                                           Name:  Shawn K. Bednasek
                                           Title: Vice President




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